                                                                      EXHIBIT 21


                      SUBSIDIARIES OF PENNZENERGY COMPANY
                           (AS OF DECEMBER 31, 1998)

                                                                         PZE         PARENT
                                                                        -----     -----------
PennzEnergy Exploration and Production Company L.L.C. (Delaware).......  100%
   Cachuma Gas Processing Company (Delaware)...........................              100%
   Canyon Reef Carriers, Inc. (Texas)..................................              100%
   Capitan Oil Pipeline Company (Delaware).............................              100%
   PennzEnergy Receivables Company (Delaware)..........................              100%
   Pennzoil Energy Marketing Company (Delaware)........................              100%
   Pennzoil Gas Marketing Company (Delaware)...........................              100%
   Pennzoil International Company (Delaware)...........................              100%
     Pennzoil Beni Suef, Inc. (British Virgin Islands).................              100%
     Pennzoil Caspian Corporation (British Virgin Islands).............              100%
     Pennzoil Caspian Development Corporation (British
          Virgin Islands)..............................................              100%
     Pennzoil Egypt, Inc. (Delaware)...................................              100%
     Pennzoil Exploration Australia, Inc. (British
          Virgin Islands)..............................................              100%
     Pennzoil Qatar, Inc. (Delaware)...................................              100%
     Pennzoil Red Sea, Inc. (British Virgin Islands)...................              100%
     Pennzoil Sinai, Inc. (British Virgin Islands).....................              100%
     Pennzoil Suez, Inc. (British Virgin Islands)......................              100%
     Pennzoil Venezuela Corporation, S.A.
          (British Virgin Islands).....................................              100%
   Pennzoil Petroleum Pipeline Company (Delaware)......................              100%
   Pennzoil Petroleums Ltd. (Delaware).................................              100%
   Sisquoc Gas Pipeline Company (Delaware).............................              100%
Richland Development Corporation (Nevada)..............................  100%
      Vermejo Park Corporation (Delaware)..............................              100%
        Vermejo Minerals Corporation (Delaware)........................              100%